UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2012

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Materion Corporation (the "Company") held its Annual Meeting of Shareholders on May 2, 2012. As of March 9, 2012, the record date of the Annual Meeting, there were 20,638,376 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 19,449,583 or 94.2% of the outstanding common shares entitled to vote were represented in person or by proxy. All nominees were elected and all proposals were approved. These shares were voted as follows (vote totals may not agree due to rounding of fractional shares):

1. The following individuals were nominated in 2012 to serve as directors until 2015:

Richard J. Hipple
Votes For: 16,907,950
Votes Withheld: 901,208
Broker Non-Votes: 1,640,425

William B. Lawrence
Votes For: 16,940,447
Votes Withheld: 868,711
Broker Non-Votes: 1,640,425

Geoffrey Wild
Votes For: 17,311,596
Votes Withheld: 497,562
Broker Non-Votes: 1,640,425

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year 2012:

Votes For: 18,649,136
Votes Against: 780,226
Abstentions: 20,221

3. Advisory (non-binding) vote to approve the compensation of the Company's named executive officers:

Votes For: 15,310,989
Votes Against: 780,226
Abstentions: 20,221
Broker Non-Votes: 1,640,425

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

May 3, 2012	By:	/s/Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary